UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2014 (October 20, 2014)

Koss Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-3295	39-1168275
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4129 North Port Washington Avenue, Milwaukee, Wisconsin 53212
(Address of principal executive offices)  (Zip code)

(414) 964-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 20, 2014, Koss received a notice from NASDAQ stating that the Company had not met the NASDAQ Global Market listing requirement of maintaining a minimum market value of publicly held shares of $5,000,000 for the past 30 consecutive business days. As provided in the NASDAQ rules, the Company has 180 calendar days, or until April 20, 2015, to regain compliance with this requirement. NASDAQ noted that instead of continuing to comply with the Global Market listing requirements, the Company may apply to transfer its securities to the NASDAQ’s Capital Market.

Management intends to apply to NASDAQ to move from the NASDAQ Global Market to the NASDAQ Capital Market during the current fiscal quarter, and estimates that the transfer could be effective as early as 10 business days from the date of application. Management believes that the Capital Market is more suited to smaller reporting companies such as Koss, and that by transferring, the Company could save additional costs in the future and would immediately satisfy the minimum Capital Market listing requirements.

On October 24, 2014, the Company issued a press release announcing the receipt of the notice from NASDAQ. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Number	Description

Exhibit 99.1	Press release of Koss Corporation dated October 24, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 24, 2014	KOSS CORPORATION

	By:	/s/ Michael J. Koss
Michael J. Koss
Chief Executive Officer and President